Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Williams Controls, Inc.:

     We consent to the incorporation by reference in the registration statement (No. 333-56591 on Form S-8) of Williams Controls, Inc. of our report dated December 12, 2006, except as to Note 11, which is as of December 14, 2007, with respect to the consolidated statements of operations, stockholders’ equity, comprehensive income, and cash flows for the year ended September 30, 2006, which report appears in the September 30, 2008 annual report on Form 10-K of Williams Controls, Inc.

/s/ KPMG LLP
Portland, Oregon
December 11, 2008

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